SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2007 (July 13, 2007)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into A Material Definitive Agreement.

1.	Compliance with Section 409A of the Internal Revenue Code.

(a) Compliance Deadline Under Section 409A.

Section 409A of the Internal Revenue Code, provides, among other things, for the imposition of additional taxes on certain corporate officers who are parties to employment contracts and severance pay contracts and who participate in certain benefit plans that fail to comply with Section 409A unless they are amended to comply with the statute before 2008.

The Company previously amended its non-qualified Supplemental Retirement Savings Plan to bring it into compliance with Section 409A, as reported in the Company’s Current Report on Form 8-K, dated June 21, 2007. The employment contracts, and certain severance pay contracts, to which the Company is a party have also been restated to bring them into compliance with statutory and regulatory developments, including the promulgation of regulations under Section 409A. Other than the material changes described in this Report, the material provisions of these contracts remain in force.

(b) Employment Agreements

The Company was a party to Employment Agreements, dated September 3, 2004 (collectively, as amended on June 27, 2005, August 26, 2005 and August 25, 2006, the “Prior Employment Agreements”), with Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, George R. Remeta, the Company’s Vice Chairman and Chief Administrative Officer, and Kenneth P. Carroll, the Company’s Senior Vice President-General Counsel, respectively (each, an “Executive”). The Prior Employment Agreements were filed as Exhibit Numbers 10.1, 10.2 and 10.3, respectively, to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2004.

On June 15, 2007, the Compensation Committee of the Company’s Board of Directors, meeting in executive session, recommended amending and restating the Prior Employment Agreements in order to bring them into compliance with statutory and regulatory developments, including the promulgation of regulations under Section 409A. The recommended amendment and restatement of the Prior Employment Agreements was approved by the Board in executive session among the nonmanagement Directors later on June 15, 2007. Restated Employment Agreements were executed and delivered by the parties on July 13, 2007. The Restated Employment Agreements, dated as of June 15, 2007, are exhibits to this Report.

The Prior Employment Agreements provided, among other things, that after termination of employment under certain circumstances, (i) Severance Pay or Resignation Compensation (as those terms are defined in the Prior Employment Agreements) will be remitted to the Executive promptly, (ii) group healthcare benefits, the equivalent of group life insurance coverage and, in the case of Messrs. Benaroya and Remeta, specified supplemental life insurance benefits (collectively, “Benefits”) will be continued for the remainder of the unexpired term of the contract, that is, until September 3, 2011, (iii) the Company will pay the Executive a gross-up for personal income taxes on certain Company paid premiums for COBRA health insurance and post employment life insurance and (iv) supplemental executive preventative healthcare and wellness benefits (“executive physicals”) for the Executive at Company expense will continue to be available for the remainder of the contract term.

The Restated Employment Agreements amended the Prior Employment Agreements to comply with Section 409A in three material respects:

(i) Severance Pay or Resignation Compensation.

To the extent that the payment of any amount payable or benefit to be provided, including Severance Pay or Resignation Compensation, would be required by Section 409A to be delayed for 6 months following the Executive’s “separation from service” (as defined in Section 409A), then, notwithstanding any other contractual provision to the contrary, such payment or benefit provision will be made on the date that is six months following “separation from service” (or upon the Executive’s death, if earlier). The Company will deposit the amount so delayed into a rabbi trust for the benefit of the Executive with a nationally-recognized bank to act as trustee as soon as practicable following the last date by which such amount could be timely paid to the Executive but for the six-month delay. Interest earned on the amounts held in the trust will be paid to the Executive.

(ii) Benefits After Termination.

The estimated premiums for the following Benefits under the Prior Employment

Agreements for the last year of the contract term, that is, the year ending September 3,

2011, are:

-	for the conversion of the Company’s group life insurance coverage on an Executive’s life into an individual policy, $74,000 for Mr. Benaroya, $68,000 for Mr. Remeta and $30,000 for Mr. Carroll; and

-

for continuation at the Company’s expense of supplemental individual term life insurance policies specified in the Prior Employment Agreements and certain additional policies that have been obtained from time to time to maintain the original ratio of insurance coverage to base pay, $64,000 for Mr. Benaroya and $12,000 for Mr. Remeta (there is no individual life insurance policy for Mr. Carroll).

In order to comply with Section 409A, the right to continuation of Benefits after termination of employment under certain circumstances was changed to a fixed time period instead of for the remainder of the unexpired term of the contract, which under the most recent amendment of the Prior Employment Agreements was until September 3, 2011, but was subject to change upon mutual agreement of the parties.

The Restated Employment Agreements provide for continuation of Benefits for four years after termination of employment. The four-year period could be either shorter than the unexpired remainder of the contract term at the time of termination (and therefore be less costly to the Company) or longer than the remainder of the contract term (and therefore be more costly to the Company). However, the Restated Employment Agreements provide that in no event shall the Company’s annual premium costs under the Restated Employment Agreements for providing the insurance referred to in the penultimate paragraph exceed a specified amount equivalent to the present estimate of the premium costs for the year ended September 3, 2011 under the Prior Employment Agreements except that the maximum annual cost shall be increased beginning on September 3, 2011, and on each anniversary thereof, by a percentage equal to the increase, if any, in the Consumer Price Index for all Urban Consumers in New York and Northern New Jersey (“CPI”) during the year ending on the immediately preceding December 31st.

The Company estimates that excluding possible CPI increases, the aggregate four-year maximum costs associated with the premiums referred to in the first paragraph of this subsection (b)(ii) would be up to $803,000 for Mr. Benaroya, $541,000 for Mr. Remeta and $219,000 for Mr. Carroll, including a gross-up for personal income taxes on the premiums for converted group life insurance coverage. (A tax gross-up is provided under the Prior Employment Agreements and continued under the Restated Employment Agreements.)

(iii) Elimination of Executive Physicals.

The continuation after termination of employment under certain circumstances of executive physicals for the Executive at Company expense is eliminated in the Restated Employment Agreements.

(c) Severance Pay Agreements.

The Company is a party to Severance Pay Agreements (the “Prior Severance Pay Agreements”) with Paul D. McFarren, the Company's Senior Vice President-Chief Information Officer and with certain officers of the Company’s subsidiaries. The standard form of Prior Severance Pay Agreement was filed as Exhibit Number 10 to the Company’s Quarterly Report on Form 10-Q for the period ended October 28, 2006.

On June 15, 2007, the Compensation Committee of the Company’s Board of Directors, meeting in executive session, recommended amending and restating the Prior Severance Pay Agreements in order to bring them into compliance with regulations promulgated under Section 409A. The recommended amendment and restatement of the Prior Severance Pay Agreements was approved by the Board in executive session among the nonmanagement Directors later on June 15, 2007. Restated Severance Pay Agreements, dated as of June 15, 2007, were executed and delivered on or after July 13, 2007 by the Company and Mr. McFarren and certain officers of the Company's subsidiaries, including Jon Grossman, the Vice President-Financial Planning and Analysis of United Retail Incorporated. The standard form of Restated Severance Pay Agreement is an exhibit to this Report.

On July 18, 2007, the Company entered into a Severance Pay Agreement with John J. O'Connell III, the Company's Vice President-Finance, the material terms of which are the same as those of the Restated Severance Pay Agreements. The Severance Pay Agreement with Mr. O'Connell is an exhibit to this Report.

To the extent that any amount payable under the Restated Severance Pay Agreements constitutes an amount payable under a “nonqualified deferred compensation plan” (as defined in Section 409A) following a “separation from service” (as defined in Section

409A), then, notwithstanding any other contractual provision to the contrary, such payment will not be made until the date that is six months following “separation from service.”

2.	Compliance With New Jersey Canons of Legal Ethics.

The Restated Employment Agreement with Mr. Carroll, the Company’s Senior Vice President and General Counsel, also amends his Prior Employment Agreement to bring it into compliance with a recently published opinion of the Advisory Committee on Professional Ethics Appointed by the Supreme Court of New Jersey, principally by deleting the contractual covenant that imposed restrictions on, among other things, his availability for professional engagements after leaving the Company’s employ.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1*	Restated Employment Agreement between the Corporation and Raphael Benaroya, dated as of June 15, 2007.
10.2*	Restated Employment Agreement between the Corporation and George R. Remeta dated as of June 15, 2007.
10.3*	Restated Employment Agreement between the Corporation and Kenneth P. Carroll dated as of June 15, 2007.
10.4*	Form of Restated Severance Pay Agreement between the Corporation or one of its subsidiaries, as the case may be, and certain officers, including Paul D. McFarren and Jon Grossman.
10.5*	Severance Pay Agreement between the Corporation and John J. O'Connell III

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*A compensatory plan for the benefit of the Corporation’s management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 19, 2007	UNITED RETAIL GROUP, INC.
(Registrant)

By: /s/GEORGE R. REMETA
George R. Remeta
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Restated Employment Agreement between the Corporation and Raphael Benaroya, dated as of June 15, 2007.
10.2*	Restated Employment Agreement between the Corporation and George R. Remeta dated as of June 15, 2007.
10.3*	Restated Employment Agreement between the Corporation and Kenneth P. Carroll dated as of June 15, 2007.
10.4*	Form of Restated Severance Pay Agreement between the Corporation or one of its subsidiaries, as the case may be, and certain officers, including Paul D. McFarren and Jon Grossman.
10.5*	Severance Pay Agreement between the Corporation and John J. O'Connell III

______

*A compensatory plan for the benefit of the Corporation’s management